SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

        PURSUANT TO 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           THE BUCK A DAY COMPANY INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Ontario                                             N/A
(State of Incorporation or Organization)                      (IRS Employer
                                                            Identification No.)

          465 Davis Drive
          Newmarket, Ontario                                   L3Y 2P1 CA
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be            Name of each exchange on which each
            registered                    class of stock is to be registered
     -------------------------            -----------------------------------
          NOT APPLICABLE                            NOT APPLICABLE

        Securities to be registered pursuant to Section 12(g) of the Act:

                      COMMON STOCK, NO PAR VALUE PER SHARE

                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the Common Stock is set forth at page 49 of the Prospectus forming part of the Registration Statement on Form F-1/A filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on August 21, 2002, Registration No. 333-83300 (the "Registration Statement") on behalf of The Buck A Day Company Inc. (the Registrant"), which is hereby incorporated by reference for all purposes.

Item 2. Exhibits.

      1. Articles of Incorporation of the Registrant are incorporated herein by reference to Exhibits 3.1 to the Registration Statement.

      2.    By-laws of the Registrant are incorporated herein by reference to
            Exhibit 3.2 to the Registration Statement.

      3. Specimen Certificate for shares of Common Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

      The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424 under the Securities Act.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated: August 22, 2002       THE BUCK A DAY COMPANY INC.

                               By: /s/ Dennis P. LaBuick
                                   ---------------------------
                               Dennis P. LaBuick, President